Exhibit 99.1

Box Announces Strong Fourth Quarter and Fiscal Year 2015 Financial Results

LOS ALTOS, Calif. – March 11, 2015 – Box, Inc. [NYSE: BOX], the leading enterprise software platform for secure content collaboration, today announced financial results for the fiscal fourth quarter and full year ended January 31, 2015 (“fiscal 2015”).

“The opportunity to transform how people work has never been greater, with organizations demanding technology that helps employees be more mobile and collaborative, while keeping information secure,” said Aaron Levie, co-founder and CEO of Box. “Box’s solid fiscal 2015 results – with 74% revenue growth year over year – highlight our continued execution as we help our more than 45,000 customers transition to the cloud and strengthen our position as the secure platform of choice for enterprise content collaboration.”

“This past year we’ve made significant progress on our path to profitability, as evidenced by a 58 point improvement year over year in non-GAAP operating margin in fiscal 2015,” said Dylan Smith, co-founder and CFO of Box. “We’re committed to managing the business to achieve profitability, and we have a strong balance sheet to fund this transition.”

Fiscal Fourth Quarter Financial Highlights

•	Revenue was $62.6 million for the fourth quarter of fiscal 2015, an increase of 61% from $38.8 million in the fourth quarter of fiscal 2014.

•	Billings in the fourth quarter of fiscal 2015 were $82.0 million, an increase of 33% from $61.5 million in the fourth quarter of fiscal 2014.

•	GAAP operating loss in the fourth quarter of fiscal 2015 was $45.8 million, or 73% of revenue. This compares to GAAP operating loss of $40.2 million, or 103% of revenue, in the fourth quarter of fiscal 2014. Non-GAAP operating loss in the fourth quarter of fiscal 2015 was $32.2 million, or 51% of revenue. This compares to non-GAAP operating loss of $35.2 million, or 91% of revenue, in the fourth quarter of fiscal 2014.

•	GAAP net loss per share attributable to common stockholders, basic and diluted, in the fourth quarter of fiscal 2015 was $2.64 on 20.0 million shares outstanding, compared to $3.46 in the fourth quarter of fiscal 2014 on 12.6 million shares outstanding. Non-GAAP net loss per share attributable to common stockholders, basic and diluted, in the fourth quarter of fiscal 2015 was $1.65, compared to $2.85 in the fourth quarter of fiscal 2014.

•	Net cash used in operating activities in the fourth quarter of fiscal 2015 totaled $15.6 million, compared to $22.6 million in the fourth quarter of fiscal 2014.

Fiscal Year 2015 Financial Highlights

•	Revenue was $216.4 million for fiscal year 2015, an increase of 74% from $124.2 million in fiscal year 2014.

•	Billings in fiscal year 2015 were $246.4 million, an increase of 41% from $174.2 million in fiscal year 2014.

•	GAAP operating loss in fiscal year 2015 was $166.7 million, or 77% of revenue. This compares to GAAP operating loss of $158.8 million, or 128% of revenue, in fiscal year 2014. Non-GAAP operating loss in fiscal year 2015 was $127.2 million, or 59% of revenue. This compares to non-GAAP operating loss of $145.2 million, or 117% of revenue, in fiscal year 2014.

•	GAAP net loss per share attributable to common stockholders, basic and diluted, in fiscal year 2015 was $11.48 on 15.9 million shares outstanding, compared to $14.89 in fiscal year 2014 on 11.3 million shares outstanding. Non-GAAP net loss per share attributable to common stockholders, basic and diluted, in fiscal year 2015 was $8.13, compared to $12.91 in fiscal year 2014.

•	Net cash used in operating activities in fiscal year 2015 totaled $84.9 million, compared to $91.8 million in fiscal year 2014.

•	Cash and cash equivalents were $330.4 million as of January 31, 2015.

Business Highlights

•	Box now has more than 45,000 customers globally including companies such as Astra Zeneca, Eli Lily, General Electric, The Gap, Safeway, Ebay, Boston Scientific, Nationwide, Toyota, and Warner Music Group.

•	Box’s paying customers include over 50% of the Fortune 500 and over 22% of the Global 2000.

•	Box continued to invest heavily in advancing security for managing content in the cloud at scale, launching:

•	Box Trust – a network of more than 19 security partners and solutions;

•	Box Enterprise Key Management – a breakthrough in cloud content management that gives enterprises full control over their encryption keys while still enabling the capabilities that make Box delightful to use for users; and

•	Box Data Retention Management – technology that enables organizations to comply with record retention requirements set by financial regulators by securing the creation and modification of documents.

•	Box introduced Box for Financial Services, the latest Box for Industries offering, which focuses on developing tailored solutions and partnerships for vertical markets. Box for Financial Services combines key features like watermarking, Information Rights Management, Data Retention Management, and partnerships with industry leaders like Bloomberg Vault to help Financial Services companies move their content to the cloud. In Spring 2015, Box will allow customers to meet FINRA regulatory compliance standards

•	Box announced it was named an inaugural member of the new Microsoft Cloud Storage Partner Program, enabling the Box content platform to support native integrations with both Office for iPad and iPhone, as well as for Office Online.

Outlook

•	Q1 FY16 Guidance: Revenue is expected to be in the range of $63 to $64 million, and non-GAAP operating loss as a percentage of revenue is expected to be in the range of (56%) to (58%).

•	Full Year FY16 Guidance: Revenue is expected to be in the range of $281 to $285 million, and non-GAAP operating loss as a percentage of revenue is expected to be in the range of (50%) to (52%).

All forward-looking non-GAAP financial measures contained in this section “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and as applicable, other special items. While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, Box has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal fourth quarter 2015 and fiscal year 2015 non-GAAP results included in this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss the company’s financial results and business highlights. A live audio webcast of Box’s fourth fiscal quarter 2015 earnings call will be available through Box’s Investor Relations website at www.boxinvestorrelations.com and will be archived for a period of 90 days.

The access details for the live conference call are:

+ 1-877-876-9177 (U.S. and Canada), conference ID: BOXQ415

+ 1-785-424-1666 (international), conference ID: BOXQ415

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-695-0974 (U.S. and Canada)

+ 1-402-220-1459 (international)

This press release, the financial tables, as well as other supplemental information including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, are also available on Box’s Investor Relations website. We also announce investor information, including news and commentary about our business and financial performance, our filings with the Security and Exchange Commissions, notices of investor events and our press and earnings releases, on our Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s future profitability, as well as revenue and non-GAAP operating loss for the company’s fiscal first quarter and fiscal year 2016 in the paragraphs under “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to our intensely competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our current or future competitors; (4) the development of the cloud-based Enterprise Content Collaboration market; (5) risks associated with Box’s ability to manage its rapid growth effectively; (6) Box’s limited operating history, which makes it difficult to predict future results; (7) the risk that Box’s customers do not renew their subscriptions or expand their use of Box’s services; (8) Box’s ability to provide successful enhancements, new features and modifications to its services; and (9) actual or perceived security vulnerabilities in Box’s services or any beaches of Box’s security controls.

Additional information on potential factors that could affect Box’s financial results is included in the Prospectus related to Box’s initial public offering of Class A common stock filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration No. 333-194767), which is on file with the U.S. Securities and Exchange Commission. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders and billings (collectively, the “non-GAAP financial measures”). The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to non- GAAP data” are included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (SBC), intangible assets amortization, and as applicable, other special items. Although stock-based compensation is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of our ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. For restricted share unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. We further exclude legal settlement costs because they are considered by management to be special items outside our core operating results.

Non-GAAP net loss, net loss attributable to common stock holders, and net loss per share attributable to common stockholders. We define non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, remeasurement of redeemable convertible preferred stock warrant liability, and as applicable, other special items. We define non-GAAP net loss attributable to common stockholders as net loss attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, remeasurement of redeemable convertible preferred stock warrant liability, accretion of redeemable convertible preferred stock, deemed dividend on the conversion of Series F redeemable convertible preferred stock, and as applicable, other special items. We define non-GAAP net loss per share attributable to common stockholders as non-GAAP net loss attributable to common stockholders divided by the weighted average outstanding shares. We exclude remeasurement of redeemable convertible preferred stock warrant liability, accretion of redeemable convertible preferred stock, deemed dividend on the conversion of Series F redeemable convertible preferred stock, and as applicable, other special items because they are considered by management to be outside our core operating results.

The accompanying tables have more details on the non-GAAP financial measures that are most directly comparable to GAAP financial measures and the related reconciliations between these financial measures.

About Box

Founded in 2005, Box (NYSE:BOX) is transforming the way people and organizations work so they can achieve their greatest ambitions. As the world’s leading enterprise software platform for content collaboration, Box helps businesses of all sizes in every industry securely access and manage their critical information in the cloud. Box is headquartered in Los Altos, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit www.box.com.

Contacts

Media:

Denis Roy, Box

+1 650-543-6926

press@box.com

Investors:

Alice Kousoum, Box

+1 650-209-3467

ir@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	January 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$330,436	$108,851
Accounts receivable, net	54,174	42,669
Prepaid expenses and other current assets	12,132	7,776
Deferred commissions	9,487	7,152

Total current assets	406,229	166,448
Property and equipment, net	58,446	41,385
Intangible assets, net	6,343	6,567
Goodwill	11,242	8,081
Other long-term assets	10,406	12,948

TOTAL ASSETS	$492,666	$235,429

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$17,486	$12,405
Accrued compensation and benefits	20,486	16,098
Accrued expenses and other current liabilities	16,862	14,161
Capital lease obligation, current	625	—
Deferred revenue	107,893	78,282
Deferred rent	2,701	1,213

Total current liabilities	166,053	122,159
Debt, non-current	40,000	34,000
Capital lease obligations, non-current	1,238	—
Deferred revenue, non-current	12,164	11,790
Redeemable convertible preferred stock warrant liability, non-current	—	1,346
Deferred rent, non-current	3,890	4,086
Other long-term liabilities	1,192	1,343

Total liabilities	224,537	174,724

Redeemable convertible preferred stock	—	393,217
Stockholders’ equity (deficit):
Common stock	12	1
Additional paid-in capital	798,743	29,815
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive (loss) income	(56)	15
Accumulated deficit	(529,393)	(361,166)

Total stockholders’ equity (deficit)	268,129	(332,512)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$492,666	$235,429

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014
Revenue	$62,639	$38,829	$216,440	$124,192
Cost of revenue [1]	14,694	8,334	47,273	25,974

Gross profit	47,945	30,495	169,167	98,218
Operating expenses:
Research and development [1]	17,987	13,473	66,402	45,967
Sales and marketing [1]	55,395	47,014	207,749	171,188
General and administrative [1]	20,396	10,186	61,672	39,843

Total operating expenses	93,778	70,673	335,823	256,998

Loss from operations	(45,833)	(40,178)	(166,656)	(158,780)
Remeasurement of redeemable convertible preferred stock warrant liability	(14)	(2,594)	126	(8,477)
Interest expense, net	(559)	(462)	(2,009)	(3,705)
Other expense, net	(298)	(55)	(257)	(26)

Loss before provision (benefit) for income taxes	(46,704)	(43,289)	(168,796)	(170,988)
Provision (benefit) for income taxes	29	83	(569)	(2,431)

Net loss	(46,733)	(43,372)	(168,227)	(168,557)
Accretion of redeemable convertible preferred stock	(3,926)	(85)	(11,503)	(341)
Deemed dividend on the conversion of Series F redeemable convertible preferred stock	(2,262)	—	(2,262)	—

Net loss attributable to common stockholders	$(52,921)	$(43,457)	$(181,992)	$(168,898)

Net loss per share attributable to common stockholders, basic and diluted	$(2.64)	$(3.46)	$(11.48)	$(14.89)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	20,041 [2]	12,564	15,854 [2]	11,341

[1]	Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014
Cost of revenue	$390	$201	$1,492	$450
Research and development	3,547	1,288	11,767	3,154
Sales and marketing	3,310	1,720	11,616	5,017
General and administrative	2,338	1,026	7,054	3,128

Total stock-based compensation	$9,585	$4,235	$31,929	$11,749

[2]	Upon the closing of our initial public offering on January 28, 2015, 88.1 million shares of our redeemable convertible preferred stock were converted and reclassified to our common stock, in addition, 85,354 shares of our common stock were issued upon the net exercise of a warrant to purchase shares of our redeemable convertible preferred stock.

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(46,733)	$(43,372)	$(168,227)	$(168,557)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,067	5,820	29,019	17,867
Stock-based compensation expense	9,585	4,235	31,929	11,749
Amortization of deferred commissions	3,242	3,046	12,079	13,500
Remeasurement of redeemable convertible preferred stock warrant liability	14	2,594	(126)	8,477
Release of deferred tax valuation allowance	(292)	—	(1,117)	(2,590)
Other	(148)	157	278	212
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(14,283)	(17,320)	(11,487)	(25,157)
Deferred commissions	(6,501)	(5,873)	(16,187)	(13,999)
Prepaid expenses and other assets	(13)	(560)	(2,521)	(3,792)
Accounts payable	976	(5,962)	3,231	(3,177)
Accrued expenses and other liabilities	10,859	11,932	6,952	24,055
Deferred rent	(739)	17	1,292	(330)
Deferred revenue	19,377	22,641	29,985	49,973

Net cash used in operating activities	(15,589)	(22,645)	(84,900)	(91,769)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,917)	(9,615)	(38,681)	(24,424)
Acquisition and purchases of intangible assets, net of cash acquired	—	—	(202)	(7,761)

Net cash used in investing activities	$(8,917)	$(9,615)	$(38,883)	$(32,185)

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(In thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of offering costs	$186,985	$(588)	$184,237	$(588)
Proceeds from borrowings, net of borrowing costs	—	—	12,000	32,744
Principal payments on borrowings	—	—	(6,000)	(30,971)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	23,974	149,614	99,944
Proceeds from exercise of redeemable convertible preferred stock warrants	—	1,033	—	1,033
Proceeds from exercise of stock options	3,165	1,792	6,016	3,003
Employee payroll taxes paid related to net share settlement of restricted stock units	(359)	—	(359)	—
Repayments of capital lease obligation	(69)	—	(69)	—

Net cash provided by financing activities	189,722	26,211	345,439	105,165
Effect of exchange rate changes on cash and cash equivalents	(50)	(1)	(71)	15

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	165,166	(6,050)	221,585	(18,774)
Cash and cash equivalents, beginning of period	165,270	114,901	108,851	127,625

Cash and cash equivalents, end of period	$330,436	$108,851	$330,436	$108,851

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014
GAAP operating loss	$(45,833)	$(40,178)	$(166,656)	$(158,780)
Stock-based compensation	9,585	4,235	31,929	11,749
Intangible assets amortization	1,119	699	3,624	1,867
Legal settlement	2,900	—	3,900	—

Non-GAAP operating loss	$(32,229)	$(35,244)	$(127,203)	$(145,164)

GAAP net loss	$(46,733)	$(43,372)	$(168,227)	$(168,557)
Stock-based compensation	9,585	4,235	31,929	11,749
Intangible assets amortization	1,119	699	3,624	1,867
Legal settlement	2,900	—	3,900	—
Remeasurement of redeemable convertible preferred stock warrant liability	14	2,594	(126)	8,477

Non-GAAP net loss	$(33,115)	$(35,844)	$(128,900)	$(146,464)

GAAP net loss attributable to common stockholders	$(52,921)	$(43,457)	$(181,992)	$(168,898)
Stock-based compensation	9,585	4,235	31,929	11,749
Intangible assets amortization	1,119	699	3,624	1,867
Legal settlement	2,900	—	3,900	—
Remeasurement of redeemable convertible preferred stock warrant liability	14	2,594	(126)	8,477
Accretion of redeemable convertible preferred stock	3,926	85	11,503	341
Deemed dividend on the conversion of Series F redeemable convertible preferred stock	2,262	—	2,262	—

Non-GAAP net loss attributable to common stockholders	$(33,115)	$(35,844)	$(128,900)	$(146,464)

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (CONTINUED)

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014
GAAP net loss per share attributable to common stockholders, basic and diluted	$(2.64)	$(3.46)	$(11.48)	$(14.89)
Stock-based compensation	0.48	0.33	2.01	1.04
Intangible assets amortization	0.06	0.06	0.23	0.16
Legal settlement	0.14	—	0.25	—
Remeasurement of redeemable convertible preferred stock warrant liability	—	0.21	(0.01)	0.75
Accretion of redeemable convertible preferred stock	0.20	0.01	0.73	0.03
Deemed dividend on the conversion of Series F redeemable convertible preferred stock	0.11	—	0.14	—

Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(1.65)	$(2.85)	$(8.13)	$(12.91)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	20,041 [3]	12,564	15,854 [3]	11,341

[3]	Upon the closing of our initial public offering on January 28, 2015, 88.1 million shares of our redeemable convertible preferred stock were converted and reclassified to our common stock, in addition, 85,354 shares of our common stock were issued upon the net exercise of a warrant to purchase shares of our redeemable convertible preferred stock.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014
GAAP revenue	$62,639	$38,829	$216,440	$124,192
Deferred revenue, end of period	120,057	90,072	120,057	90,072
Less: deferred revenue, beginning of period	(100,680)	(67,431)	(90,072)	(40,099)

Billings	$82,016	$61,470	$246,425	$174,165